Exhibit 99.1

TIAA Retirement Annuity Accounts TIAA Real Estate Account
Real Estate	As of 3/31/2015

Portfolio Net Assets	Inception Date	Symbol	Estimated Annual Expenses1 2
$20.6 Billion	10/02/1995	QREARX	0.87%

Portfolio Strategies

This variable annuity account seeks favorable long-term returns primarily through rental income and appreciation of real estate and real estate-related investments owned by the Account. The Account will also invest in non-real estate-related publicly traded securities and short-term higher quality liquid investments that are easily converted to cash to enable the Account to meet participant redemption requests, purchase or improve properties or cover other expenses. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate-related assets with the goal of producing favorable long-term returns. The Account’s principal strategy is to purchase direct ownership interests in income-producing real estate, primarily office, industrial, retail and multi-family residential properties. The Account may also make foreign real estate investments. Under the Account’s investment guidelines, investments in direct foreign real estate, together with foreign real estate-related securities and foreign non-real estate-related liquid investments may not comprise more than 25% of the Account’s net assets. The Account will invest the remaining portion of its assets (targeted between 15% and 25% of net assets) in publicly traded, liquid investments.

Learn More

For more information please contact:

800 842-2252

Weekdays 8 a.m. to 10 p.m. ET,

Saturdays 9 a.m. to 6 p.m. ET,

or visit tiaa-cref.org

Performance

	Total Return		Average Annual Total Return
							Since
	3 Months	YTD	1 Year	3 Years	5 Years	10 Years	Inception
TIAA Real Estate Account	2.98%	2.98%	12.93%	10.54%	12.73%	4.92%	6.50%

The returns quoted represent past performance, which is no guarantee of future results. Returns and the principal value of your investment will fluctuate. Current performance may be higher or lower than that shown, and you may have a gain or a loss when you redeem your mutual fund shares. For current performance information, including performance to the most recent month-end, please visit tiaa-cref.org, or call 800 842-2252. Performance may reflect waivers or reimbursements of certain expenses. Absent these waivers or reimbursement arrangements, performance may be lower.

[1]	Expenses are estimated each year based on projected expense and asset levels. Differences between actual expenses and the estimate are adjusted quarterly and are reflected in current investment results. Historically, adjustments have been small.

[2]	The Account’s total annual expense deduction appears in the Account’s prospectus, and may be different than that shown herein due to rounding. Please refer to the prospectus for further details.

Hypothetical Growth of $10,000

The chart illustrates the performance of a hypothetical $10,000 investment on March 31, 2005 and redeemed on March 31, 2015.

— TIAA Real Estate Account	$16,166

The total returns are not adjusted to reflect sales charges, the effects of taxation or redemption fees, but are adjusted to reflect actual ongoing expenses, and assume reinvestment of dividends and capital gains, net of all recurring costs.

Properties by Type	(As of 3/31/2015)
% of Real Estate Investments3 4
Office	43.4
Apartment	22.9
Retail	16.5
Industrial	14.0
Other	3.2
Properties by Region	(As of 3/31/2015)
% of Real Estate Investments[3]
East	41.2
West	34.6
South	22.6
Midwest	1.6

[3]	Wholly-owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.

[4]	Other properties represents interest in Storage Portfolio investment and a fee interest encumbered by a ground lease real estate investment.

Please refer to the next page for important disclosure information.

TIAA Retirement Annuity Accounts TIAA Real Estate Account
Real Estate	As of 3/31/2015

Portfolio Composition	(As of 3/31/15)
Investments by Type	% of Net Assets
Real Estate Properties (Net Of Debt)	52.1%
Short Term Investments	22.2%
Real Estate Joint Venture And Limited Partnerships	16.1%
Marketable Securities Real Estate Related	9.1%
Convertible Note Receivable	0.5%
Other (Net Receivable/Liability)	0.0%

Top 10 Holdings[5]	(As of 3/31/15)
% of Total Investments[6]
1001 Pennsylvania Avenue	3.6%
The Florida Mall	2.6%
99 High Street	2.1%
Colorado Center	2.1%
DDR Joint Venture	2.0%
Fourth and Madison	2.0%
425 Park Avenue	1.9%
501 Boylston Street	1.8%
780 Third Avenue	1.8%
Ontario Industrial Portfolio	1.7%

Market Recap

Economic conditions moderate while commercial real estate markets remain on track

The Bureau of Labor Statistics reported that 591,000 jobs were added during the first quarter of 2015 as compared to 973,000 during fourth quarter 2014. Harsh winter weather was partly to blame for the moderation in job growth as were cutbacks in the mining sector due to the drop in oil prices. Despite a modest 126,000 increase in March, job growth still averaged almost 200,000 per month during the quarter. Economists viewed the moderation in employment growth as temporary and expect healthy growth in the coming quarters. The unemployment rate ticked down to 5.5% in March from 5.6% at year-end 2014.

Job growth in office-using employment sectors such as finance and professional and business services helps drive demand for office space. The financial services sector added 34,000 jobs during the first quarter versus 42,000 previously, while the larger professional and business services sector added 102,000 compared to 208,000 in the prior quarter. As a result, the national office market continued its gradual improvement. CB Richard Ellis Econometric Advisors (“CBRE-EA”) reported that the national vacancy rate ticked down to 13.9% from 14.0% at year-end 2014, with vacancy rates declining in 41 of the 62 markets tracked. Although office market conditions have improved steadily over the last three years, the national vacancy rate is still above the 2007 low of 12.4%. However, construction remains modest and CBRE-EA expects stronger demand to boost rent growth in the near term.

Industrial market conditions remained healthy. CBRE-EA reported that the national availability rate declined to 10.1% from 10.3% previously. The improvement marked the 19th consecutive quarter the availability rate has declined, the longest streak since CBRE-EA began tracking data in 1989. Availability rates declined in 41 of 57 markets with availability rates in many markets reaching new lows and rents now surpassing previous cyclical peaks.

National apartment market conditions remained tight, with the national vacancy rate falling to 4.5% versus 4.9% in first quarter 2014. (Year-over-year comparisons are necessary due to seasonal leasing patterns in the apartment industry.) Improvements were broad-based, with 50 of 61 markets reporting a decline in vacancy. Rents in most markets now exceed previous cyclical peaks which has triggered new construction. However, demand has kept pace with supply in most markets, but with additional construction slated for delivery in 2015, a moderation in rent growth is expected.

Preliminary data from the U.S. Census Bureau indicate that retail sales excluding autos and auto parts declined 1.6% during first quarter 2015 as compared to fourth quarter 2014. However, sales increased 0.9% versus first quarter 2014. Retail sales are expected to benefit from lower oil and gas prices and the resulting increase in households’ discretionary spending power, but to date households have been saving rather than spending this windfall. As a result, retail market conditions were stagnant with the national availability rate remaining at 11.5% in the first quarter.

Important Information

[5]	The top 10 holdings are subject to change and may not be representative of the account’s current or future investments. The holdings listed only include the account’s long-term investments. Money market instruments and/or futures contracts, if applicable, are excluded. The holdings do not include the account’s entire investment portfolio and should not be considered a recommendation to buy or sell a particular security.

[6]	Value as reported in the March 31, 2015 Consolidated Schedule of Investments. Investments owned 100% by the Account are reported based on fair value. Investments in joint ventures are reported at fair value and are presented at the Account’s ownership interest.

This property, 1001 Pennsylvania Avenue, is presented gross of debt. The value of the Account’s interest less the fair value of leverage is $476.2. million.

This property, The Florida Mall, is held in a joint venture with Simon Property Group, L.P., in which the Account holds a 50% interest, and is presented net of debt. As of March 31, 2015 this debt had a fair value of $192.0 million.

This property, 99 High Street, is presented gross of debt. The value of the Account’s interest less the fair value of leverage is $302.2 million.

This property, Colorado Center, is held in a joint venture with EOP Operating LP, in which the Account holds a 50% interest, and is presented net of debt. As of March 31, 2015, this debt had a fair value of $125.0 million.

This investment, DDR, is held in a joint venture with DDR Corp., in which the Account holds an 85% interest, and consists of 26 retail properties located in 11 states and is presented net of debt. As of March 31, 2015 this debt had a fair value of $689.4 million.

This property, Fourth and Madison, is presented gross of debt. The value of the Account’s interest less the fair value of leverage is $253.5 million.

This property, 780 Third Avenue, is presented gross of debt. The value of the Account’s interest less the fair value of leverage is $235.0 million.

Real estate investment portfolio turnover rate was 6.5% for the year ended 12/31/2014. Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period.

Marketable securities portfolio turnover rate was 15.9% for the year ended 12/31/2014. Marketable securities portfolio turnover rate is calculated by dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period.

Continued on next page…

TIAA Retirement Annuity Accounts
TIAA Real Estate Account

Real Estate	As of 3/31/2015

Teachers Insurance and Annuity Association of America (TIAA), New York, NY, issues annuity contracts and certificates.

TIAA-CREF Individual & Institutional Services, LLC, Teachers Personal Investors Services, Inc., and Nuveen Securities, LLC, Members FINRA and SIPC, distribute securities products.

Investment, insurance and annuity products: are not FDIC insured, are not bank guaranteed, are not deposits, are not insured by any federal government agency, are not a condition to any banking service or activity and may lose value.

THIS MATERIAL MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE TIAA REAL ESTATE ACCOUNT. PLEASE CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES BEFORE INVESTING AND CAREFULLY READ THE PROSPECTUS. ADDITIONAL COPIES OF THE PROSPECTUS CAN BE OBTAINED BY CALLING 877-518-9161.

A Note About Risks

In general, the value of the TIAA Real Estate Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests.

The risks associated with investing in the Real Estate Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with participant flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus.

©2015 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund (TIAA-CREF), 730 Third Avenue, New York, NY 10017

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